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                                                                   EXHIBIT 12.1

                    PRECISE TECHNOLOGY, INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
             FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 AND
        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, 1994, 1993 AND 1992
                             (DOLLARS IN THOUSANDS)




                                                  Year ended December 31,
                                     --------------------------------------------------------

                                       1992         1993         1994       1995        1996
                                     ------        ------      ------      ------      ------

Earnings before fixed charges:
  Net income (loss)                  $  409        $  421      $  950      $1,275      $  466
  Extraordinary item,
   net of tax                            --            --          --          --          --
  Provision for income taxes             --            66         574         941       1,265
                                     ------        ------      ------      ------      ------
Income before income taxes              409           487       1,524       2,216       1,731
Interest expense                        703           706         956         810       6,131
Interest portion of rental
  expenses                               75            88         124         103         304
Current period interest
  amortization of interest
  capitalized in prior periods           --            --          --           2           2
                                     ------        ------      ------      ------      ------
Earnings before fixed charges         1,187         1,281       2,604       3,131       8,168
                                     ------        ------      ------      ------      ------
Fixed charges
  Interest expense                      703           706         956         810       6,131
  Interest portion of rental
   expenses                              75            88         124         103         304
  Interest capitalized during
    the period                           --            --          17          --          --
                                     ------        ------      ------      ------      ------
  Total fixed charges                   778           794       1,097         913       6,435

Excess (Deficiency) of earnings to
  fixed charges                       $ 409         $ 487      $1,507      $2,218      $1,733
                                      =====        ======      ======      ======      ======

Ratio of Earnings to fixed
  charges                              1.5x          1.6x        2.4x        3.4x        1.3x

                                     ======        ======      ======       =====      ======

                                                    Unaudited Six
                                                     Months ended        Unaudited      Unaudited
                                                       June 30,         Pro Forma       Pro Forma
                                                  ------------------    Year Ended   Six Months Ended
                                                                        December 31      June 30
                                                   1996        1997        1996           1997
                                                  ------      ------      ------         ------

Earnings before fixed charges:
  Net income (loss)                               $  244     $(6,175)     $ (370)       $(1,760)
  Extraordinary item,
   net of tax                                         --       4,841          --             --
  Provision for income taxes                         641         614         525            322
                                                  ------      ------      ------         ------
Income before income taxes                           885        (720)        155         (1,438)
Interest expense                                   2,160       3,875      10,405          5,448
Interest portion of rental
  expenses                                           168         143         304            143
Current period interest
  amortization of interest
  capitalized in prior periods                        --          --           2             --
                                                  ------      ------      ------         ------
Earnings before fixed charges                      3,213       3,298      10,866          4,153
                                                  ------      ------      ------         ------
Fixed charges
  Interest expense                                 2,160       3,875      10,405          5,448
  Interest portion of rental
   expenses                                          168         143         304            143
  Interest capitalized during
    the period                                        --          --          --             --
                                                  ------      ------      ------         ------
  Total fixed charges                              2,328       4,018      10,709          5,591

Excess (Deficiency) of earnings to
  fixed charges                                    $ 885       $(720)      $ 157        $(1,438)
                                                  ======      ======      ======         ======

Ratio of Earnings to fixed
  charges                                           1.4x        0.8x        1.0x           0.7x
                                                  ======      ======     =======        =======



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